UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): May 12, 2009
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-33284 (Commission File Number)	04-0562086 (IRS Employer Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index to Current Report on Form 8-K
EX-10.1 Offer letter, between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters
EX-10.2 Change of Control Agreement, between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters
EX-99.1 Press Release of Molecular Insight Pharmaceuticals, Inc., dated May 13, 2009
EX-99.2 Press Release of Molecular Insight Pharmaceuticals, Inc. dated May 15, 2009

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.
(a), (b) and (f): Not applicable.
(c): Molecular Insight Pharmaceuticals, Inc. (the “Company”) announced that on May 12, 2009 its Board of Directors (the “Board”) appointed Mr. Daniel L. Peters as the Company’s new President and Chief Executive Officer, effective as of May 26, 2009 (the “Employment Start Date”). Mr. Peters will assume positions currently held by Dr. John W. Babich, Ph.D., a Company founder. The Board announced that Dr. Babich will assume additional key roles of driving and overseeing clinical developments and appointed Dr. Babich as the Company’s Executive Vice President, Chief Scientific Officer and President of Research & Development, effective as of May 26, 2009. Dr. Babich remains a member of the Board.
     Mr. Peters, 57 years old, has extensive business experience leading diagnostic pharmaceutical companies. Mr. Peters most recently served as President and Chief Executive Officer of Global Medical Diagnostics business of GE Healthcare, where he led all activities of the research-based diagnostic pharmaceuticals business of GE Healthcare. He joined GE Healthcare in 2004 and retired in 2008. Prior to GE Healthcare, Mr. Peters was the Chief Operating Officer of Amersham Health, a global UK based pharmaceutical business. Prior to that, he served as the President for Amersham Health’s Medical Diagnostics business and also served as the President of Nycomed Amersham Imaging, where he was responsible for managing the company’s diagnostic pharmaceutical operations in North and South America. Mr. Peters is currently the Chairman of the Board of Phadia AB and a board member of MDRNA Inc.
     In connection with Mr. Peters’ employment as the President and Chief Executive Officer, the Company and Mr. Peters signed an offer letter (the “Offer Letter”) and a Change in Control Agreement (the “Change in Control Agreement”). Pursuant to the terms of the Offer Letter, Mr. Peters’ annual base salary will be $500,000 for the current fiscal year. Mr. Peters will be eligible to receive an annual incentive bonus each year with a target annual amount equal to 50% of his annual base salary. Mr. Peters’ compensation package will be reviewed annually by the Compensation Committee of the Board.
     The Company granted to Mr. Peters, under its Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”), a non-statutory stock option to purchase up to 500,000 shares of common stock of the Company, effective as of May 12, 2009 (the “Grant Date”), at an exercise price of $3.93, being the fair market value per share on the Grant Date as determined pursuant to the 2006 Plan. This option will vest in four equal annual installments on the first four anniversary dates of his Employment Start Date, subject to continued employment. The Company also approved an inducement grant to Mr. Peters of a non-statutory option to purchase up to 125,000 shares of common stock of the Company in reliance of NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). This option will be granted at the next regularly scheduled quarterly meeting of the Compensation Committee and will be effective as of the first Tuesday after the release of the Company’s quarterly financial results for the fiscal quarter ended June 30, 2009, at an exercise price equal to the fair market value per share on such effective date. This option will vest based upon Mr. Peters’ achievement of certain performance milestones to be determined by the Compensation Committee. The foregoing options will be subject to acceleration of vesting upon a Change of Control (as such term is defined in the Offer Letter) and will be exercisable until the earlier of the first anniversary date of such Change of Control or the expiration date of such options. If the Company terminates Mr. Peters’ employment without “cause” (as such term is defined in the Offer Letter) prior to a Change of Control, Mr. Peters is entitled to receive immediate vesting of the options that have not yet vested, but are due to vest in the then-current fiscal year.

     Under the Offer Letter, in the event of a termination of Mr. Peters’ employment without “cause” prior to a Change of Control, Mr. Peters is entitled to receive (i) salary continuation of his then-current base salary for a period of 12 months; (ii) continuation of health benefits for up to 12 months; and (iii) discretionary payment of a bonus amount to be reviewed and determined by the Compensation Committee in good faith for the fiscal year in which Mr. Peters’ employment is terminated. Receipt of any benefits under the Offer Letter at the time of termination will be conditioned on Mr. Peters’ executing a written separation agreement and release with the Company.
     Under the Change in Control Agreement, in the event of a termination of Mr. Peters’ employment without “cause” or a resignation by Mr. Peters with “good reason” (as such term is defined in the Change of Control Agreement) after a Change of Control, in each case within one year following a Change in Control, Mr. Peters is entitled to receive salary continuation of his then-current base salary for a period of 12 months. The Change in Control Agreement includes Mr. Peters’ agreement not to compete with the Company for 12 months following termination.
     The descriptions of the Offer Letter and Change in Control Agreement are qualified in their entirety by the full text of the Offer Letter and Change in Control Agreement, both of which are filed herewith as Exhibits 10.1 and 10.2, respectively.
(d): On May 12, 2009, the Board approved an increase to its size from ten to eleven members, with one vacancy created in Class II. In connection with the appointment of Mr. Peters as the president and Chief Executive Officer and President, the Board appointed Mr. Peters as a Class II director to fill such vacancy, effective as of the Employment Start Date, and to serve for a term expiring at the 2011 Annual Meeting of Stockholders. Mr. Peters was not appointed to serve on any committees of the Board given his status as a member of Company management.
     The disclosure provided under Item 5.02(c) above is incorporated herein by reference.
(e): The disclosure provided under Item 5.02(c) above is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On May 13, 2009, the Company issued a press release announcing the appointment of Mr. Peters as set forth in Item 5.02 above. A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.
     On May 15, 2009, the Company issued a press release announcing the Company’s approval of the grant of an inducement grant to Mr. Peters as set forth in Item 5.02 above. A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.2.
     Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished pursuant to Item 5.02:
10.1	Offer letter, between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters, dated May 12, 2009.

10.2	Change of Control Agreement, between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters, dated May 12, 2009.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated May 13, 2009.

99.2	Press Release of Molecular Insight Pharmaceuticals, Inc., dated May 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 15th day of May, 2009.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ Donald E. Wallroth
	Name:	Donald E. Wallroth
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit
Number	Exhibit Description

10.1	Offer letter, between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters, dated May 12, 2009.

10.2	Change of Control Agreement, between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters, dated May 12, 2009.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated May 13, 2009

99.2	Press Release of Molecular Insight Pharmaceuticals, Inc., dated May 15, 2009.